FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 3, 2011

Sooner Holdings, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma
(state of	(Commission File Number)	(IRS Employer
incorporation)		I.D. Number)

 127 Northwest 62nd Street, Suite A
Oklahoma City, OK   73118
(405) 848-7575
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02  Unregistered Sales of Equity Securities

The following securities of the registrant were sold within the last three years which were not registered under the Securities Act:

Beneficial Purchaser	Date of Sale	Title of Securities	Amount of Shares Sold
The Cunningham Family Trust	February 3, 2011	Common Stock	1,593,351
Marilyn C. Kenan, Trustee of the Marilyn C. Kenan Trust	February 3, 2011	Common Stock	351,186

 Sooner Holdings, Inc. (“the Corporation”) had been  indebted to the following persons or entities in the following amounts and has had no funds to pay such indebtedness:

R.C. Cunningham II	$102,367, evidenced by Notes signed by officers of the Corporation with regard to loans made to Sooner Holdings,
Fuller, Tubb, Bickford and Krahl	$31,606.73, evidenced by invoices of such firm with regard to legal services performed by Thomas J. Kenan
Gillispie & Ogilbee	$25,359,60, evidenced by invoices of such firm
Smith Carney & Company	$13,000, evidenced by invoices of such firm
Securities Transfer Corporation	$770.00, evidenced by invoices of such firm.

Evidence was presented to the directors to the effect that (i) R.C. Cunningham II has released the Corporation of its obligation to pay the above-referenced Notes payable to him and has personally paid the obligations of the Corporation referenced above to Gillespie & Ogilbee, Smith Carney & Company and Securities Transfer Corporation and (ii) Thomas J Kenan has released the Corporation of its obligation to pay the above-referenced legal fees to Fuller, Tubb, Bickford & Krahl, of which legal fees were entirely owed to Kenan.

The Corporation’s common stock was quoted at $0.09 a share on the OTC Bulletin Board.  The beneficial owners of the shares listed in the above table are R.C. Cunningham for the Cunningham Family Trust and Thomas J. Kenan for Marilyn C. Kenan , Trustee.  R.C. Cunningham has requested that shares of common stock to be issued to him for satisfying such indebtedness of the Corporation be issued to his designee, The Cunningham Family Trust, and Thomas J. Kenan has requested that shares of common stock to be issued to him for satisfying such indebtedness of the Corporation be issued to his designee, Marilyn C. Kenan, Trustee of the Marilyn C. Kenan Trust.  The Corporation agreed and directed the stock transfer agent to issue such shares.  The shares were issued on February 3, 2011.

The exemption from registration relied upon is Regulation D, Rule 506 and Section 18 (b)(4)(d).  Mr. Cunningham is the CEO and majority shareholder of the Corporation, and Mr. Kenan is the legal counsel to the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2011.

Sooner Holdings, Inc.

By:	/s/ R.C. Cunningham II
R. C. Cunningham II, CEO